EXHIBIT 10.12.4 AMENDMENT NO. 4


                       AMENDMENT NO. 4 TO CREDIT AGREEMENT

         This AMENDMENT NO. 4 TO CREDIT AGREEMENT (this "Amendment") is entered into as of this ________ day of June, 2003, by NAVARRE CORPORATION, a Minnesota corporation, ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (the "Agent") for itself and the Lenders under and as defined in the Credit Agreement (as hereinafter defined), and the Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Borrower, the Agent and the Lenders have entered into that certain Credit Agreement, dated as of October 3, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"); and

         WHEREAS, the Borrower, Agent and the Lenders desire to amend certain provisions of the Credit Agreement as herein set forth.

         NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent, and Lenders hereby agree as follows:

AMENDMENTS.

         Subsection (b) of Section 1.9 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           "(b) As additional compensation for the Revolving
                  Lenders, Borrower shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds in an amount equal to one half of one percent (0.5%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between
                  (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balances of the Revolving Loan and the Swing Line Loan outstanding during the period for which the such Fee is due."

         Section 6.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           "6.1. Mergers, Subsidiaries, Etc. Without the prior
                  written consent of the Agent (which consent may be provided or withheld in the Agent's sole discretion), no Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, or (c) other than purchases of Inventory and licenses of Intellectual Property, in each case in the ordinary course of business consistent with practices as in effect on the date hereof, purchase assets from any Person if (i) such purchase is not a Capital Expenditure or (ii) the amount paid for such purchase does not reduce the EBITDA, during the period such purchase is made and by the amount paid for such purchase, of the Credit Party which makes such purchase; provided, however that (A) the Borrower may form Encore Acquisition and (B) Encore Acquisition may acquire the assets of Encore Software pursuant to and in accordance with the Encore Purchase Agreement. Notwithstanding the foregoing, Borrower, may (i) acquire all or substantially all of the assets or Stock of any Person (the "Target") (in each case, a "Permitted Acquisition") and (ii) make Permitted Intellectual Property Acquisitions from any Person (a "Seller"), in the case of each of (i) and (ii) subject to the satisfaction of each of the following conditions:

                           (i) in the case of a Permitted Acquisition, Agent
                  shall receive at least 30 Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                           (ii) in the case of a Permitted Intellectual Property
                  Acquisition, promptly following the consummation of such Permitted Intellectual Property Acquisition, Agent shall receive notice thereof, which notice shall include a reasonably detailed description thereof;

                           (iii) in the case of a Permitted Acquisition, such
                  Permitted Acquisition shall only involve assets located in the United States or Canada and solely comprising a business of distributing (exclusive of distributing via internet) of music software and videos, or the assets of such business, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Permitted Acquisition;

                           (iv) such transaction shall be consensual and shall
                  have been approved by the Target's or Seller's board of directors;

                           (v) no additional Indebtedness, Guaranteed
                  Indebtedness, Contingent Obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Target (if applicable) after giving effect to such transaction, except
                  (A) Loans made hereunder and (B) ordinary course trade payables, accrued expenses and , to the extent approved by the Agent in writing in its sole direction and otherwise permitted hereunder, unsecured Indebtedness of the Target (if applicable) to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such transaction;

                           (vi) the sum of all amounts payable in connection
                  with any such transaction (including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrower, its Subsidiaries and Target (if applicable)) shall not exceed $1,000,000; and the sum of all amounts payable in connection with all Permitted Acquisitions and Permitted Intellectual Property Acquisitions (including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of Borrower, its Subsidiaries and Target) (if applicable) during any Fiscal Year shall not exceed $2,500,000 in the aggregate;

                           (vii) in the case of a Permitted Acquisition, the
                  Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition;

                           (viii) the business and assets acquired in such
                  transaction shall be free and clear of all Liens (other than Permitted Encumbrances);

                           (ix) at or prior to the closing of each such
                  transaction, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and Stock of the Target, and Borrower and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

                           (x) in the case of a Permitted Acquisition,
                  concurrently with delivery of the notice referred to in clause
                  (i) above, Borrower shall deliver to Agent, in form and substance reasonably satisfactory to Agent:

                           (A) a pro forma consolidated balance sheet, income
                  statement and cash flow statement of Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (x) average daily Borrowing Availability for the 90-day period preceding the consummation of such Permitted Acquisition would have exceeded $10,000,000 on a pro forma basis (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Borrowing Availability of $10,000,000 shall continue for at least 90 days after the consummation of such Permitted Acquisition, and (y) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrower would have been in compliance with the financial covenants set forth in Annex G to the Credit Agreement for the four quarter period reflected in the Compliance Certificate most recently delivered to Agent pursuant to clause (a) of Annex E to the Credit Agreement prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                           (B) updated versions of the most recently delivered
                  Projections covering the 3 year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "Acquisition Projections") and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition; and

                           (C) a certificate of the chief financial officer of
                  Borrower to the effect that: (w) Borrower is Solvent immediately following the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Borrower and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Borrower and its Subsidiaries subsequent to the date thereof based upon the historical performance of Borrower and its Subsidiaries and the Target and show that Borrower and its Subsidiaries shall continue to be in compliance with the financial covenants set forth in Annex G to the Credit Agreement for the 3-year period thereafter; and (z) Borrower and its Subsidiaries have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;


                           (xi) in the case of any Permitted Intellectual
                  Property Acquisition, the average daily Borrowing Availability for the 90-day period preceding the consummation of such Permitted Intellectual Property Acquisition would have exceeded $10,000,000 on a pro forma basis (after giving effect to such Permitted Intellectual Property Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                           (xii) in the case of a Permitted Acquisition, on or
                  prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent, including those specified in the last sentence of
                  Section 5.9; and

                           (xiii) at the time of such transaction and after
                  giving effect thereto, no Default or Event of Default has occurred and is continuing. Notwithstanding the foregoing, the

                  Accounts and Inventory of a Target shall not be included in Eligible Accounts and Eligible Inventory without the prior written consent of Agent and Requisite Lenders."

                  Section 6.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           "6.2. Investments; Loans and Advances. No Credit
                  Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that: (a) Borrower and Encore Acquisition may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower or Encore Acquisition, as applicable pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower and Encore Acquisition does not exceed $500,000 (in the aggregate for Borrower and Encore Acquisition combined); (b) each Credit Party may maintain its existing investments in its Subsidiaries as of June ___, 2003; (c) Borrower may maintain Eligible Certificate of Deposits; (d) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrower may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by (A) the Business Bank, a Minnesota corporation, or (B) commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; (e) Borrower and Encore Acquisition may provide advances to Vendors described in Part A of Disclosure Schedule 6.2; (f) Borrower and Encore Acquisition may provide advances to Vendors so long as (i) at the time of each such advance the Borrowing Availability immediately after giving effect to such advance is at least $10,000,000, (ii) the aggregate outstanding amount of advances to Vendors permitted solely pursuant to Section 6.2(e) and this Section 6.2(f) does not exceed $15,000,000 at any time and (iii) with respect to each advance to a Vendor to be made by Encore Acquisition, immediately after giving effect thereto the Borrower would be permitted to make at least $500,000 of additional advances to Encore Acquisition pursuant to Section 6.2(j) hereof (provided, however, that the amount set forth in this Section 6.2(f) shall be reduced from time to time by the amount of advances to Vendors otherwise permitted by Section 6.2(e) and/or Section 6.2(f) which have been written off as uncollectible in accordance with Borrower's policies and as determined in accordance with GAAP to the extent that the amount of such write off has not caused a reduction in the EBITDA of Borrower in the fiscal period such write off is taken; (g) Borrower may provide advances to Vendors described in Part B of Disclosure Schedule 6.2; (h) Borrower may provide advances by a Credit Party to its employees expressly permitted by Section 6.4(b) hereof; (i) on or about July 31, 2002, Borrower may make an investment through a loan in Encore Acquisition in an aggregate principal amount not to exceed $6,000,000; (j) Borrower may make loans to Encore Acquisition in an aggregate outstanding principal amount not to exceed, at any time, the lesser of (i) $6,000,000 and (ii) an amount equivalent to the book value of the Accounts (other than Accounts owed to Encore Acquisition by an Affiliate of Encore Acquisition) and Inventory of Encore Acquisition at such time;
                  (k) investments made by Borrower in Encore Acquisition pursuant to Section 5 of the Amendment No. 1 to Encore Purchase Agreement in an aggregate principal amount not to exceed $1,150,000 and (l) other investments not exceeding $100,000 in the aggregate at any time outstanding."

         Subsection (a) of Section 6.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           "6.3.    Indebtedness.

                           (a) No Credit Party shall create, incur, assume or
                  permit to exist any Indebtedness, except (without duplication)
                  (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereof that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness permitted pursuant to Section 6.2(j) hereof and (vi) Indebtedness of Encore Acquisition to the Borrower in an aggregate amount not to exceed $7,200,000, Indebtedness of Borrower to Encore Acquisition pursuant to
                  Section 5 of the Amendment No. 1 to Encore Purchase Agreement in an aggregate principal amount not to exceed $1,150,000; provided that, no Credit Party (other than Encore Acquisition) shall guarantee, grant liens on its assets (including, without limitation, the equity interests in Encore Acquisition) to secure, or otherwise be directly or indirectly liable for any such Indebtedness or related obligations."

         Section 6.7 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           "6.7 Liens. No Credit Party shall create, incur,
                  assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on Disclosure Schedule (6.7) securing Indebtedness described on Disclosure Schedule (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount so secured is not increased and the Lien does not attach to any other property; and (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $250,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets). In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto."

         Section 6.18 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                           "6.18 Leases; Real Estate Purchases. Except as
                  otherwise permitted in Section 6.1 in connection with a Permitted Acquisition, no Credit Party shall enter into any operating lease for Equipment or Real Estate, if the aggregate of all such operating lease payments payable in any year for Borrowers on a consolidated basis would exceed $250,000. Except as otherwise permitted in Section 6.1 in connection with a Permitted Acquisition, no Credit Party shall purchase a fee simple ownership interest in Real Estate."

         The following definitions in Annex A to the Credit Agreement are hereby amended and restated to read in their entirety as follows:


                           "Borrowing Base" means, as of any date of
                  determination by Agent, from time to time, an amount equal to the sum at such time of:

                                    (a) the lesser of (i) 58% of the book value
                           of Borrower's Eligible Accounts or (ii) (a) during the month of January of each Fiscal Year, $25,000,000, (b) during the months of February, March, April, May, June, July and August of each Fiscal Year, $20,000,000 and (c) at all other times, $30,000,000;

                                    (b) the lesser of (i) 58% of the Borrower's
                           Eligible Inventory valued at the lower of cost (FIFO) or market or (ii) 85% of the Orderly Liquidation Value of Borrower's Eligible Inventory; and

                                    (c) 100% of the aggregate face value of each
                           Eligible Certificate of Deposit issued to the Borrower;

                  in each case less any Reserves established by Agent from time to time. The value of any Eligible Accounts denominated in Canadian Dollars shall be included in the Borrowing Base using such Accounts' Dollar Amount.


                           "Commitment Termination Date" means the earliest of
                  (a) June ___, 2007 and (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars ($0).

                           "Encore Acquisition" means Encore Software, Inc.
                  (f/k/a Encore Acquisition Corporation), a Minnesota corporation and a Subsidiary of Borrower.

                           "Revolving Loan Commitment" means (a) as to any
                  Revolving Lender, the aggregate commitment of such Revolving Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Revolving Lender and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Forty Million Dollars ($40,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement."

         Annex A to the Credit Agreement is hereby amended by adding the following new definitions thereto in the applicable alphabetical locations:


                           "Accounts Payable" shall mean as of any date of
                  determination the sum of (i) accounts payable of Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP; and (ii) the then outstanding balance of advances to Vendors to the extent taken into account in the determination of the amount in clause (i) of this definition.

                           "Acquisition Pro Forma" has the meaning ascribed to
                  it in Section 6.1.

                           "Acquisition Projections" has the meaning ascribed to
                  it in Section 6.1.

                           "Contingent Obligation" means, as applied to any
                  Person, any direct or indirect liability of that Person: (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings;
                  (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

                           "Inventory Value" shall mean as of any date of
                  determination the book value of the Inventory of Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

                           "Permitted Acquisition" has the meaning ascribed to
                  it in Section 6.1.

                  "Permitted Intellectual Property Acquisition" shall mean the acquisition by Borrower of the assets of any Person to the extent that such assets consist primarily of copyright protected works and any registrations or applications for registration of any such copyright protected works.

                           "Target" has the meaning ascribed to it in Section
                  6.1."

         Subsections (a), (b), (c) and (d) on Annex G to the Credit Agreement are hereby amended and restated to read in their entirety as follows:


                           "(a) Maximum Capital Expenditures. Borrower and its
                  Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                                                                      Maximum Capital Expenditures
                                  Period                                       per Period
                                  ------                              ----------------------------

                  Fiscal Year ending on or about March 31, 2004                $2,500,000

                  Fiscal Year ending on or about March 31, 2005

                  and each Fiscal Year ending thereafter                       $2,000,000

                           (b) Minimum EBITDA. Borrower and its Subsidiaries on
                  a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, EBITDA plus interest income for the 12-month period then ended of not less than the amount set forth opposite such Fiscal Quarter below:

                           Fiscal Quarter                                       Amount
                           --------------                                       ------
                  Fiscal Quarter ending on June 30, 2003

                  and each Fiscal Quarter ending thereafter                   $2,000,000

                           (c) Minimum Working Capital Ratio. Borrower and its
                  Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a ratio of Accounts Payable to Inventory Value as of the last day of such Fiscal Quarter of not less than the ratio set forth opposite such Fiscal Quarter set forth below:

                  Period                                               Minimum Working Capital Ratio
                  ------                                               -----------------------------
                  Fiscal Quarter ending on June 30, 2003                      2.30 to 1.00

                  Fiscal Quarter ending on September 30, 2003                 2.55 to 1.00

                  Fiscal Quarter ending on December 31, 2003                  3.90 to 1.00

                  Fiscal Quarter ending on March 31, 2004                     3.20 to 1.00

                  Fiscal Quarter ending on June 30, 2004                      2.30 to 1.00

                  Fiscal Quarter ending on September 30, 2004                 2.60 to 1.00

                  Fiscal Quarter ending on December 31, 2004                  3.90 to 1.00

                  Fiscal Quarter ending on March 31, 2005                     3.20 to 1.00

                  Fiscal Quarter ending on June 30, 2005                      2.30 to 1.00

                  Fiscal Quarter ending on September 30, 2005                 2.60 to 1.00

                  Fiscal Quarter ending on December 31, 2005                  3.90 to 1.00

                  Fiscal Quarter ending on March 31, 2006                     3.20 to 1.00

                  Fiscal Quarter ending on June 30, 2006                      2.30 to 1.00

                  Fiscal Quarter ending on September 30, 2006                 2.60 to 1.00

                  Fiscal Quarter ending on December 31, 2006                  3.90 to 1.00

                  Fiscal Quarter ending on March 31, 2007                     3.20 to 1.00

                           (d) Minimum Fixed Charge Coverage Ratio. Borrowers
                  and their Subsidiaries shall have on a consolidated basis, for the Fiscal Quarter ending on or before June 30, 2003 and for each Fiscal Quarter thereafter, at the end of each such Fiscal Quarter, for the 12-month period then ended, a ratio of (A) EBITDA plus interest income received during such period to (B) the sum of (i) the aggregate of all Interest Expense paid or accrued during such period, plus (ii) scheduled payments of principal with respect to Indebtedness during such period, plus (iii) Capital Expenditures during such period, plus (iv) income taxes paid in cash during such period, plus (v) the aggregate amount of all consideration paid for Permitted Intellectual Property Acquisitions during such period, plus
                  (vi) all Restricted Payments made by a Credit Party during such period (other than Restricted Payments made to another Credit Party), of not less than 1.2:1."

         Annex J to the Credit Agreement is hereby amended and restated in its entirety to read as Annex J hereto.

         Disclosure Schedule 3.1 to the Credit Agreement is hereby amended and restated in its entirety to read as Disclosure Schedule 3.1 hereto.

         Disclosure Schedule 3.2 to the Credit Agreement is hereby amended and restated in its entirety to read as Disclosure Schedule 3.2 hereto.

         Disclosure Schedule 3.6 to the Credit Agreement is hereby amended and restated in its entirety to read as Disclosure Schedule 3.6 hereto.

         Disclosure Schedule 3.8 to the Credit Agreement is hereby amended and restated in its entirety to read as Disclosure Schedule 3.8 hereto.

         Disclosure Schedule 3.11 to the Credit Agreement is hereby amended and restated in its entirety to read as Disclosure Schedule 3.11 hereto.

         Disclosure Schedule 5.1 to the Credit Agreement is hereby amended and restated in its entirety to read as Disclosure Schedule 5.1 hereto.

         Part A of Disclosure Schedule 6.2 to the Credit Agreement is hereby amended and restated in its entirety to read as Part A of Disclosure Schedule
6.2 hereto.

EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

         Execution. This Amendment shall have been duly executed and delivered by Borrower, Agent and each Lender;

         Fees. The Borrower shall have paid to the Agent, for the ratable benefit of the Lenders, a commitment increase fee of $100,000 and an extension fee of $150,000 (each of which fee shall be fully earned and payable on the date hereof and shall be non-refundable once paid);

         Payoff Letter. Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of a duly executed payoff letter, by and between all parties to the Comerica Loan Agreement evidencing payment in full of all obligations under the Comerica Loan Agreement and termination of all security interests, liens and pledges and termination of all applicable agreements, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, releasing all liens of Comerica Bank upon any of the personal property of Encore Acquisition [ANY PTO OR SIMILAR FILINGS?], and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Comerica Bank;

         Charter and Good Standing. The Agent shall have received, for each Credit Party, such Credit Party's (a) certificate of incorporation and all amendments thereto, (b) good standing certificates (including verification of tax status for each Credit Party) in its jurisdiction of incorporation, each dated a recent date prior to the date hereof and certified by the applicable Secretary of State or other authorized Governmental Authority;

         Bylaws and Resolutions. The Agent shall have received, for each Credit Party, (a) such Credit Party's bylaws, together with all amendments thereto and
(b) resolutions of such Credit Party's Board of Directors and stockholders, approving and authorizing the execution, delivery and performance of this Amendment and the transactions to be consummated in connection therewith, each certified as of the date hereof by such Credit Party's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment;

         Incumbency Certificates. The Agent shall have received, for each Credit Party, signature and incumbency certificates of the officers of each such Credit Party executing this Amendment, certified as of the date hereof, by such Credit Party's corporate secretary or an assistant secretary as being true, accurate, correct and complete;

         First Amendment to Mortgage. The Agent shall have received, in form and substance satisfactory to Agent, original copy the First Amendment to Mortgage executed by Borrower in favor of Agent with respect to the Real Estate in Hennepin county, Minnesota; and

         Legal Opinion. The Agent shall have received a duly executed original of the opinion of Winthrop & Weinstine, P.A., in form and substance satisfactory to Agent and its counsel, with respect to the due authorization, execution, delivery and performance by each Credit Party signatory hereto of this Amendment and the enforceability of the Credit Agreement as amended hereby.

REPRESENTATIONS AND WARRANTIES. In order to induce the Agent and each Lender to enter into this Amendment, the Borrower hereby represents and warrants to the

Agent and each Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that:

         all of the representations and warranties contained in the Credit Agreement and in each Loan Document are true and correct as of the date hereof after giving effect to this Amendment, except to the extent that any such representations and warranties expressly relate to an earlier date;

         the execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action required on its part and this Amendment, and the Credit Agreement as amended by this Amendment, is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

         Neither the execution, delivery and performance of this Amendment by Borrower, the performance by Borrower of the Credit Agreement as amended by this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Credit Party's certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party or any of its Subsidiaries is a party or by which any Credit Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived herein or by a written waiver document, a copy of which has been delivered to Agent on or before the date hereof; and

         No Default or Event of Default has occurred and is continuing.

REFERENCE TO AND EFFECT UPON THE CREDIT AGREEMENT.

         Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed; and

         The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.

COSTS AND EXPENSES. As provided in Section 11.3 of the Credit Agreement, the Borrower agrees to reimburse Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purposes.

COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                            (signature page follows)

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 4 to Credit Agreement as of the date first written above.

                                           BORROWER:


                                           NAVARRE CORPORATION


                                           By:
                                               --------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------




                                           GENERAL ELECTRIC CAPITAL CORPORATION,
                                           AS AGENT AND LENDER

                                           By:
                                               ---------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                     CONSENT


         The undersigned hereby (i) acknowledges receipt of and consents to the Amendment No. 4 to Credit Agreement (the "Amendment"), (ii) ratifies and confirms each Loan Document, including, without limitation, the guaranty and the security agreement to which it is a party, and (iii) acknowledges and agrees that after giving effect to the Amendment, each of the Loan Documents to which it is a party is and shall remain in full force and effect in accordance with the terms thereof.
                                            ENCORE SOFTWARE, INC.


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                  ANNEX J (FROM ANNEX A-COMMITMENTS DEFINITION)
                                       TO
                                CREDIT AGREEMENT


                         Lender(s)

         General  Electric  Capital  Corporation  Revolving                             $40,000,000
Loan  Commitment  (including  a Swing  Line  Commitment  of
$5,000,000

                             DISCLOSURE SCHEDULE 3.1
                                       TO
                                CREDIT AGREEMENT

                             DISCLOSURE SCHEDULE 3.2
                                       TO
                                CREDIT AGREEMENT

                             DISCLOSURE SCHEDULE 3.6
                                       TO
                                CREDIT AGREEMENT

                             DISCLOSURE SCHEDULE 3.8
                                       TO
                                CREDIT AGREEMENT

                            DISCLOSURE SCHEDULE 3.11
                                       TO
                                CREDIT AGREEMENT

                             DISCLOSURE SCHEDULE 5.1
                                       TO
                                CREDIT AGREEMENT

                        PART A OF DISCLOSURE SCHEDULE 6.2
                                       TO
                                CREDIT AGREEMENT